UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of Earliest Event Reported) May 15, 2024

Plumas Bancorp

(Exact name of registrant as specified in its charter)

California	000-49883	75-2987096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5525 Kietzke Lane, Suite 100, Reno, Nevada	89511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code         (775) 786-0907

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered:
Common Stock, no par value	PLBC	The NASDAQ Stock Market LLC

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Plumas Bancorp held on May 15, 2024, the shareholders voted on (i) the election of nine directors for the next year and (ii) the ratification of the appointment of Elliott Davis, LLC as our independent auditors for the fiscal year ending December 31, 2024. These matters were submitted to a vote through the solicitation of proxies. The results of the votes are set forth below:

Proposal #1: Election of Directors

The stockholders of the Company elected each of the nine director nominees to serve on the Company’s Board of Directors (the “Board”) for a term to expire at the 2025 Annual Meeting of Stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. The votes on Proposal 1 were as follows:

Nominee	Votes For Nominee	Votes Withheld or Against Nominee	Abstentions	Broker Non- Votes
Michonne R. Ascuaga	3,405,555	96,225	n/a	1,276,468
Steven M. Coldani	3,473,247	28,533	n/a	1,276,468
Heidi S. Gansert	3,364,742	137,038	n/a	1,276,468
Richard F. Kenny	3,416,795	84,985	n/a	1,276,468
Robert J. McClintock	3,485,144	16,636	n/a	1,276,468
Sushil A. Patel	3,477,750	24,030	n/a	1,276,468
Terrance J. Reeson	3,430,018	71,762	n/a	1,276,468
Andrew J. Ryback	3,487,559	14,221	n/a	1,276,468
Daniel E. West	3,475,588	26,192	n/a	1,276,468

Proposal #2: Ratification of the Appointment of Independent Auditors

The stockholders of the Company ratified the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The votes on Proposal 2 were as follows:

For	Against	Abstain
4,758,810	8,734	10,704

Item 9.01 Exhibits

Number	Description

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plumas Bancorp (Registrant)

May 16, 2024	By:	/s/ Richard L. Belstock
Name: Richard L. Belstock
Title: Chief Financial Officer